Exhibit (a)(1)(E)

Letter to Clients with Respect to

Offer to Purchase

All Outstanding Shares of Common Stock

of

Volterra Semiconductor Corporation

at

$23.00 Per Share, Net in Cash,

Pursuant to the Offer to Purchase dated August 30, 2013

by

Victory Merger Sub, Inc.

a wholly owned subsidiary of

Maxim Integrated Products, Inc.

THE OFFER WILL EXPIRE AT 9:00 A.M. (NEW YORK CITY TIME) ON SEPTEMBER 30, 2013, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY THE PURCHASER.

August 30, 2013

To Our Clients:

Enclosed for your consideration is an Offer to Purchase, dated August 30, 2013 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), relating to the offer by Victory Merger Sub, Inc., a Delaware corporation (the “Purchaser”), to purchase all outstanding shares of common stock, par value $0.001 (“Shares”), of Volterra Semiconductor Corporation, a Delaware corporation (“Volterra” or the “Company”), at a price of $23.00 per Share, net in cash, without interest (less any required withholding taxes) (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer. The Purchaser is a wholly owned subsidiary of Maxim Integrated Products, Inc., a Delaware corporation (“Maxim”).

Also enclosed is Volterra’s Solicitation/Recommendation Statement on Schedule 14D-9.

We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal accompanying this letter is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to tender any or all of the Shares held by us for your account pursuant to the Offer.

Your attention is directed to the following:

1.	The Offer Price is $23.00 per Share, net in cash, without interest (less any required withholding taxes), upon the terms and subject to the conditions of the Offer.

2.	The Offer is being made for all outstanding Shares.

3.	The Offer is being made in connection with the Agreement and Plan of Merger, made and entered into as of August 15, 2013 (together with any amendments or supplements thereto, the “Merger Agreement”), by and among the Purchaser, Maxim and Volterra, pursuant to which, after the completion of the Offer and the satisfaction or waiver of certain conditions, the Purchaser will be merged with and into Volterra, with Volterra continuing as the surviving corporation (the “Merger”)

4.	The Volterra Board of Directors (the “Volterra Board”) unanimously (i) determined that the Merger Agreement, the Offer, the Merger and the other transactions contemplated thereby, taken together, are fair to and in the best interests of Volterra and its stockholders, (ii) determined that neither Maxim nor the Purchaser is an “interested stockholder” as defined in Section 203 of the DGCL, (iii) approved the Merger Agreement and the transactions contemplated thereby and resolved that the Merger is governed by Section 251(h) of the DGCL and that the Merger will be consummated as soon as practicable following the acceptance of Shares for payment pursuant to the Offer, (iv) resolved to recommend that the stockholders of Volterra accept the Offer and tender their Shares to the Purchaser pursuant to the Offer and (v) resolved to recommend that the holders of Shares adopt the Merger Agreement if such approval is required by applicable law.

5.	The Offer is not subject to any financing condition. The Offer is, however, conditioned upon (i) the satisfaction of the Minimum Condition (as defined in the Offer to Purchase), (ii) the satisfaction of the Regulatory Condition (as defined in the Offer to Purchase), (iii) the absence of a material adverse effect on Volterra and (iv) certain other customary conditions. See Section 15—“Conditions of the Offer” of the Offer to Purchase.

6.	The Offer will expire at 9:00 a.m. (New York City time) on September 30, 2013, unless the Offer is extended or earlier terminated by the Purchaser.

7.	Any transfer taxes applicable to the Purchaser pursuant to the Offer will be paid by the Purchaser, subject to Instruction 6 of the Letter of Transmittal.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing and returning to us in the enclosed envelope the attached instruction form. Please forward your instructions to us in ample time to permit us to submit a tender on your behalf prior to the expiration time of the Offer. If you authorize the tender of your Shares, all such Shares will be tendered unless otherwise specified on the attached instruction form.

Payment for Shares will be in all cases made only after such Shares are accepted by the Purchaser for payment pursuant to the Offer and the timely receipt by Computershare Inc. (the “Depositary”), of (a) certificates for such Shares or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, (b) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal or any other customary documents required by the Depositary. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the Offer Price for Shares, regardless of any extension of the Offer or any delay in payment for Shares.

The Offer is not being made to (nor will tenders be accepted from or on behalf of) holders of Shares in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. In those jurisdictions where securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of the Purchaser by one or more registered brokers or dealers licensed under the laws of such jurisdiction to be designated by the Purchaser.

Instructions with Respect to

Offer to Purchase

All Outstanding Shares of Common Stock

of

Volterra Semiconductor Corporation

at

$23.00 Per Share, Net in Cash,

Pursuant to the Offer to Purchase dated August 30, 2013

by

Victory Merger Sub, Inc.

a wholly owned subsidiary of

Maxim Integrated Products, Inc.

THE OFFER WILL EXPIRE AT 9:00 A.M. (NEW YORK CITY TIME) ON SEPTEMBER 30, 2013, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY THE PURCHASER.

The undersigned acknowledge(s) receipt of your letter and the Offer to Purchase, dated August 30, 2013 (together with any amendments or supplements thereto, the “Offer to Purchase”), and the related Letter of Transmittal (together with any amendments or supplements thereto, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), in connection with the offer by Victory Merger Sub, Inc., a Delaware corporation (the “Purchaser”), to purchase all of the outstanding shares of common stock, par value $0.001 (“Shares”), of Volterra Semiconductor Corporation, a Delaware corporation (“Volterra”), at a price of $23.00 per Share, net in cash, without interest (less any required withholding taxes) (the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer. The Purchaser is a wholly owned subsidiary of Maxim Integrated Products, Inc., a Delaware corporation.

The undersigned hereby instruct(s) you to tender the number of Shares indicated on the reverse (or if no number is indicated on the reverse, all Shares) that are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer.

The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to Computershare Inc., the Depositary for the Offer, will be determined by the Purchaser (which may delegate power in whole or in part to the Depositary) and such determination will be final and binding.

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:

Number of Shares to be Tendered:	Shares *

Account Number:	Signature(s):

Capacity **

Dated:

Please Type or Print Name(s) above

Please Type or Print Address(es) above

Area Code and Telephone Number

Taxpayer Identification or Social Security Number(s)

*	Unless otherwise indicated, you are deemed to have instructed as to tender all Shares held by us for your account.
**	Please provide if signature is by an attorney-in-fact, executor, administrator, trustee, guardian, officer of a corporation or other person acting in a fiduciary or representative capacity.

Please return this form to the brokerage firm or other nominee maintaining your account.